                                                                    EXHIBIT 10.4

                                 THIRD AMENDMENT

The Employment Agreement dated March 5, 1996, as amended October 23, 1997 and
April 14, 1999 between Mark A. Alexander (the "Executive") and Suburban Propane,
L.P. (the "Partnership") (collectively, the "Employment Agreement") is hereby modified and amended this ____ day of ____,____, as follows:

Section 6.4 (Excise Taxes) is hereby amended by adding a new subparagraph (e) as follows:

         (e) In the event any additional taxes are imposed under Section 409A of the Code (i.e., an amount calculated as interest under
         409A(a)(1)(B)(ii) or an amount described as an additional 20% of includable compensation under 409A(a)(1)(B)(i)(II) of the Code) on any compensation to which the Executive is entitled pursuant to this
         Agreement, the Partnership shall pay to the Executive (x) an amount equal to such additional taxes and (y) an additional amount such that after payment of any additional federal, state and local income and employment taxes by reason of the amounts paid by the Partnership pursuant to this Section 6.4(e), the Executive shall receive an amount equal to the additional taxes described in clause (x). The determination as to whether such additional taxes will apply shall be made by the Partnership and payment shall (to the extent the
         Partnership has knowledge of such additional taxes) be made by the
         Partnership prior to the date the additional taxes are due to be paid by the Executive. The Executive may notify the Partnership at any time if he believes he has incurred additional taxes under Section 409A of the Code on any compensation to which he is entitled to under this
         Agreement, but the Executive's failure to notify the Partnership shall not result in any waiver or forfeiture of his rights under this Section
         6.4(e). The Partnership and the Executive each agrees to execute and deliver any reasonable change to this Agreement (other than this
         Section 6.4(e)) as the Partnership or the Executive requests, after consultation with respective counsel, to comply with Section 409A of the Code; provided that no change that reduces the then present value of the payments due (or potentially due) to the Executive pursuant to this Agreement (without taking into account this Section 6.4(e)) shall be deemed to be reasonable. The provisions of this paragraph shall survive termination of this Agreement.

IN WITNESS WHEREOF, this Amendment is duly executed as of the effective date noted above.

Mark A. Alexander                           Suburban Propane, L.P.
(Executive)                                 (Partnership)

                                            By:
------------------------                       ---------------------------------
                                            Chairman of the Board of Supervisors